                                EXHIBIT 11

                SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                  COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                Seven months
                                                   ended                  For the years ended February 28,
                                                September 30,     ---------------------------------------------------
                                                    1995               1995               1994             1993
                                               --------------     --------------      ------------     --------------
 PRIMARY

 Weighted average shares of common stock
 outstanding                                        5,847,182         5,732,670          5,700,783          5,700,783


 Incremental shares applicable to assumed
 exercise of stock options                            117,068           133,112                 --                 --
                                               --------------     --------------      ------------     --------------

 Weighted average number of common and
 common equivalent shares outstanding               5,964,250         5,865,782          5,700,783          5,700,783
                                               --------------     --------------      ------------     --------------


 Income (loss) applicable to common stock      $       12,000     $   2,555,000       $ (9,999,000)     $  (9,923,000)
                                               --------------     --------------      ------------     --------------

 Earnings (loss) per common and common
 stock equivalent                                     $  0.00           $  0.44          $  (1.75)          $  (1.74)
                                               ==============     ==============      ============     ==============


The computation of income (loss) per common and common equivalent share on a fully diluted basis does not materially differ from the amounts calculated on a primary basis.